Exhibit 2.2

THIRD AMENDMENT TO STOCK AND ASSET PURCHASE AGREEMENT

This Third Amendment to Stock and Asset Purchase Agreement (this “Amendment”) is entered into as of June 15, 2023 by and between HostPapa, Inc., an Ontario corporation (“Buyer”), and Deluxe Small Business Sales, Inc., a Minnesota corporation (“Seller”).

WITNESSETH

WHEREAS, Buyer and Seller have entered into that certain Stock and Asset Purchase Agreement, dated as of January 31, 2023, as amended by that certain First Amendment to Stock and Asset Purchase Agreement, dated as of March 6, 2023 and further amended by that certain Second Amendment to Sock and Asset Purchase Agreement, dated as of May 31, 2023 (the “Purchase Agreement”).

WHEREAS, Buyer and Seller desire to amend the Purchase Agreement in accordance with Section 9.9 thereof.
NOW, THEREFORE, Buyer and Seller hereby agree as follows:
1.The definition of “Pre-Closing Reseller Conversion Amount” in Section 1.1 of the Purchase Agreement is hereby amended to read in its entirety as follows:

“ “Pre-Closing Reseller Conversion Amount” means the product obtained by multiplying the aggregate number of Reseller Conversions that occur on or before May 31, 2023 by $150, subject to a maximum amount of $10,000,000.”

2.All references to “Post-Closing Reseller Conversion Amount” in the Purchase Agreement shall be deemed to be deleted in their entirety.

3.Section 7.1(e) of the Purchase Agreement is hereby amended to replace the words “June 15, 2023” with “June 30, 2023”.

4.This Amendment shall be effective as of the date first written above following the execution of this Amendment by Buyer and Seller.

5.The provisions of Article IX of the Purchase Agreement shall apply mutatis mutandis to this Amendment.

6.Except as specifically amended herein, all of the terms and conditions set forth in the Purchase Agreement shall remain in full force and effect in all respects.
[Signature Pages Follow ]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

BUYER:

HOSTPAPA, INC.

By: /s/ Jamie Opalchuk_
    Name: Jamie Opalchuk
    Title: President & CEO
[Signature Page to Third Amendment to Stock and Asset Purchase Agreement]

SELLER:

DELUXE SMALL BUSINESS SALES, INC.

By: /s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

[Signature Page to Third Amendment to Stock and Asset Purchase Agreement]